                                                                   Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated April 13, 2000, relating to the financial statements and financial statement schedule of Cumulus Media Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP


Chicago, Illinois
June 21, 2002